VECTOR GROUP LTD.

March 2021

VGR LISTED NYSE

Vector Group Ltd. owns Liggett Group, Vector Tobacco and New Valley.

New Valley LLC is a diversified real estate services and technology company that owns Douglas Elliman Realty, LLC.

TOBACCO

- Fourth-largest cigarette manufacturer in the U.S. with a strong family of brands — *Pyramid, Eagle 20's, Montego, Grand Prix, Liggett Select and Eve* — representing 14% share of the discount market.
- Focused on brand strength and long-term profit growth, while continuing to evaluate opportunities to pursue incremental volume and margin growth.
- Annual cost advantage due to favorable treatment under the Master Settlement Agreement that ranged between $160 million and $169 million from 2012 to 2020.
- The only cigarette company to have reached a comprehensive settlement resolving substantially all of the individual Engle progeny product liability cases pending in Florida. The Engle progeny cases have represented a substantial portion of Liggett's pending litigation.



Pyramid
Eagle 20's
MONTEGO
GRAND PRIX
Liggett

REAL ESTATE

- New Valley, which owns Douglas Elliman Realty, LLC, is a diversified real estate services and technology company that is seeking to acquire or invest in additional real estate properties or ventures.
- New Valley has invested approximately $159 million[1], as of December 31, 2020, in a broad portfolio of real estate ventures.
- Douglas Elliman is the largest residential real estate brokerage firm in the New York metropolitan area and the sixth-largest in the U.S.
- Douglas Elliman's closings totaled $29.1 billion for the year ended December 31, 2020, and it has more than more than 6,700 affiliated agents and approximately 105 offices in the U.S.





EXECUTIVE MANAGEMENT

Howard M. Lorber
President and Chief Executive Officer

Richard J. Lampen
Executive Vice President, Chief Operating Officer

J. Bryant Kirkland III
Senior Vice President, Chief Financial Officer and Treasurer

Marc N. Bell
Senior Vice President, General Counsel and Secretary

Nicholas P. Anson
President and Chief Operating Officer of Liggett Vector Brands

J. David Ballard
Senior Vice President, Enterprise Efficiency and CTO

COMPANY HIGHLIGHTS

- Headquartered in Miami with an executive office in Manhattan and tobacco operations in North Carolina
- Executive management and directors beneficially own 8% of the Company
- Reported cash, marketable securities and long-term investments of $541[3] million as of December 31, 2020
- Recognized as one of America's Most Trustworthy Companies by Forbes in 2013

Forbes | 2013 AMERICA'S MOST TRUSTWORTHY COMPANIES

Adjusted EBITDA



Tobacco
Real Estate
Corporate and Other
$267M
$253M
$28M
($14M)
2017
$245M
$249M
$11M
($15M)
2018
$259M
$270M
$6M
($17M)
2019
$333M
$328M
$22M
($16M)
2020

2020 Revenues



Tobacco
Real Estate
$798M
TOTAL
$2.003B
$1.205B

Liggett Vector Brands | Douglas Elliman Real Estate | NEW VALLEY

[1] Net of cash returned.

[2] Vector's Net income for the periods presented was $84.6M, $58.1M, $101M and $92.9M, respectively. Adjusted EBITDA are a Non-GAAP Financial Measure. Please refer to the Company's Current Reports on Form 8-K, filed on February 28, 2019, May 3, 2019, February 28, 2020 and February 25, 2021, respectively (Exhibit 99.1) for a reconciliation of Non-GAAP financial measures to GAAP as well as the Disclaimer to this document on Page 2.

[3] At December 31, 2020, this amount includes cash at Douglas Elliman of $94 million and cash at Liggett of $45 million. Excludes real estate investments.

This summary contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have identified these forward-looking statements using words such as "could" and similar expressions. These statements reflect our current beliefs. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements.

Contact: Emily Claffey / Ben Spicehandler / Columbia Clancy of Sard Verbinnen & Co (212) 687-8080

vectorgroupltd.com